AGREEMENT OF MERGER

         This AGREEMENT OF MERGER, dated, this ___ day of April, 1999, entered into pursuant to Section 264 of Title 8 of the General Corporation Law of Delaware and Section 2B-20(b) of Title 42 of the New Jersey Limited Liability Company Act, is between Ridgewood Power VI Corporation, a Delaware corporation (the "Non-Surviving Corporation") and Ridgewood Power VI LLC, a New Jersey limited liability company (the "Surviving Company").

         WITNESSETH that:

         WHEREAS, the Non-Surviving Corporation and the Surviving Company desire to merge into a single limited liability company;

         NOW, THEREFORE, the parties to this Agreement, in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:

         FIRST: The Non-Surviving Corporation hereby merges itself into and with the Surviving Company, which shall be the surviving company and which shall be governed by the laws of the State of New Jersey.

     SECOND: Upon the filing of the appropriate Certificate of Merger in the Office of the Secretary of State of Delaware, the separate corporate existence of the Non-Surviving Corporation shall terminate.

         THIRD: The manner of converting the outstanding shares of the capital stock of the Non-Surviving Corporation, and the membership interests in the Surviving Company existing prior to the effective date of the merger, into membership interests in the Surviving Company after the effective date of the mergers shall be as follows:


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                  (a)  All   shares  of  common   stock  of  the   Non-Surviving
Corporation which shall be issued and outstanding on the effective date of this merger, and all rights in respect thereof, shall from and after the effective date of the merger be converted into 100% of the membership interests in the Surviving Company, with each such share representing a proportional membership interest. The rights and obligations of the holders of such shares as members of the Surviving Company are as set forth in the operating agreement of the Surviving Company.

                  (b) Each membership interest of the Surviving Company which shall be issued and outstanding on the effective date of the merger, and all rights in respect thereof, shall from and after the effective date of the merger be converted to cash in the amount of $100.00.

         FOURTH:  The terms and conditions of the merger are as follows:

         (a) The operating agreement of the Surviving Company as it shall exist on the effective date of this merger shall be and remain the operating agreement of the Surviving Company after the effective date of the merger until the same shall be altered, amended or repealed as therein provided.

         (b) The manager and officers of the Surviving Company holding offices immediately prior to the effective date of the merger shall continue in such offices as the manager and officers of the Surviving Company after the effective date of the merger until their respective successors shall have been designated or elected and qualified.

         (c) The merger shall become effective upon filing a Certificate of Merger with the Secretary of State of Delaware and a Certificate of Merger with the Secretary of State of New Jersey.



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         (d) Upon the  merger  becoming  effective,  all the  property,  rights, privileges, franchises, patents, trademarks, licenses, registrations and other assets of every kind and description of the Non-Surviving Corporation shall be transferred to, vested in and devolve upon the Surviving Company without further act or deed and all property, rights and every other interest of the Non-Surviving Corporation and the Surviving Company shall be as effectively the property of the Surviving Company after the effective date of the merger as they were of the Non-Surviving Corporation and the Surviving Company respectively immediately prior to the effective date of the merger. The Non-Surviving Corporation hereby agrees from time to time, as and when requested by the Surviving Company or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the Surviving Company may deem necessary or desirable in order to vest in and confirm to the Surviving Company title to and possession of any property of the Non-Surviving Corporation acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof, and the proper officers and directors of the Non-Surviving Corporation and the proper officers and directors of the Surviving Company are fully authorized in the name of the Non-Surviving Corporation or otherwise to take any and all such action.

         (e) The Surviving Company may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Non-Surviving Corporation as well as for enforcement of any obligation of the Surviving Company arising from the merger, including any suit or other proceeding to enforce the right of any stockholder as determined in appraisal proceedings pursuant to the provisions of Section 262 of the General Corporation Law of Delaware, and the Surviving Company does hereby irrevocably appoint the Secretary of State of Delaware as its agent to accept service of process in any such suit or other proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of Delaware is Ms. Mirna Valdes, Assistant Secretary, Ridgewood Power VI LLC, 947 Linwood Avenue, Ridgewood, New Jersey, 07450, until the Surviving Company shall have hereafter designated in writing to the said Secretary of State a different address for such purpose. Service of such process may be made by personally delivering to and leaving with the Secretary of State of Delaware duplicate copies of such process, one of which copies the Secretary of State of Delaware shall forthwith send by registered mail to Ridgewood Power VI LLC at the above address.

         FIFTH: Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and abandoned by the President or the Executive Vice President of any constituent entity at any time prior to the time that this merger becomes effective.

         IN WITNESS WHEREOF, the parties to this Agreement, have caused these presents to be executed by the President of each party hereto as the respective act, deed and agreement of each of said entities, on this ___ day of April, 1999.

                   Ridgewood Power VI Corporation, a Delaware Corporation


                      By:__________________________________
                          Robert E. Swanson, President


                 Ridgewood Power VI LLC, a New Jersey Limited Liability Company


                      By: __________________________________
                          Robert E. Swanson, President

BTV\128508.3